UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

UGI CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2668356
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

460 North Gulph Road, King of Prussia, PA	19406
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Corporate Units	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-256180

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of UGI Corporation’s (the “Registrant”) Corporate Units to be registered hereunder, reference is made to the information under the captions “Description of Capital Stock” and “Description of Other Securities” in the prospectus, dated May 17, 2021, included in the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-256180) originally filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on May 17, 2021, as supplemented by the information under the captions “Description of the Equity Units,” “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement,” “Description of the Convertible Preferred Stock” and “Description of the Series B Preferred Stock” in the prospectus supplement filed pursuant to Rule 424(b)(2) under the Securities Act on May 17, 2021 and “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934,” filed as Exhibit 4.15 to the Registrant’s Annual Report on Form 10-K filed on November 20, 2020, which information is hereby incorporated herein by reference and made part of this registration statement on Form 8-A in its entirety.

Item 2.	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement among the Registrant and Wells Fargo Securities, LLC, BofA Securities, Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named therein relating to the offering of Corporate Units (incorporated by reference from Exhibit 1.1 to the Registrant’s Current Report on Form 8-K filed on May 21, 2021) (File No. 001-11071).

3.1	(Second) Amended and Restated Articles of Incorporation of the Registrant as amended through June 6, 2005 (incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005 and filed on August 8, 2005) (File No. 001-11071).

3.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 4, 2014) (File No. 001-11071).

3.3	Bylaws of the Registrant, amended and restated as of July 25, 2017 (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 31, 2017) (File No. 001-11071).

3.4*	Statement with Respect to Shares of 0.125% Series A Cumulative Perpetual Convertible Preferred Stock.

3.5*	Statement with Respect to Shares of 0.125% Series B Cumulative Perpetual Preferred Stock.

4.1*	Purchase Contract and Pledge Agreement between the Registrant and U.S. Bank National Association, as Purchase Contract Agent.

4.2*	Form of Corporate Unit.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UGI CORPORATION

Dated: May 21, 2021	By:	/s/ Jessica A. Milner
Jessica A. Milner
Assistant Secretary